UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 7, 2012, Lexington Realty Trust, which we refer to as the Trust, completed the acquisition of all of the limited partner interests in Net Lease Strategic Assets Fund L.P., which we refer to as NLS, pursuant to the Interest Purchase and Sale Agreement, dated August 31, 2012, among the Trust, Lepercq Corporate Income Fund L.P., an operating partnership subsidiary of the Trust, which we refer to as LCIF, Inland American (Net Lease) Sub, LLC, which we refer to as Inland, LMLP GP LLC, a wholly-owned subsidiary of the Trust, and NLS.

The purchase price, in the amount of $9,438,348, was paid by the Trust and LCIF to Inland at the closing on September 7, 2012. The assignment of Inland's interest in NLS was effective as of September 1, 2012. Following the closing under the Interest Purchase and Sale Agreement, the Trust, including through LCIF, controls 100% of NLS.

A description of the assets of NLS is set forth in Item 2 of the Trust's Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on February 28, 2012, under the heading “LEXINGTON NON-CONSOLIDATED PORTFOLIO PROPERTY CHART, As of December 31, 2011” (except for the Fort Collins, CO property, which was sold subsequent to December 31, 2011, and the Russellville, AR and Fort Wayne, IN properties which are owned by separate non-consolidated partnerships), which description is incorporated by reference into this Current Report on Form 8-K, which we refer to as this Current Report.

The foregoing description of the Interest Purchase and Sale Agreement is qualified in its entirety by reference to the Interest Purchase and Sale Agreement, a copy of which is attached to the Trust's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2012 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the acquisition described in Item 2.01 of this Current Report, all indebtedness of NLS is now consolidated with the indebtedness of the Trust. As of June 30, 2012, NLS had approximately $259.0 million of consolidated indebtedness, which consisted primarily of non-recourse mortgage loans.

The information provided under Item 2.01 in this Current Report regarding the closing under the Interest Purchase and Sale Agreement is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

In accordance with General Instruction B to Form 8-K, the audited consolidated financial statements and the related financial statement schedule of Net Lease Strategic Assets Fund L.P. and subsidiaries for the years ended December 31, 2011, 2010 and 2009 and notes thereto required by Item 9.01 were previously filed as Exhibit 99.1 to the Trust's Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on February 28, 2012.

The Trust will file any additional required financial statements under cover of Form 8-K/A no later than 71 calendar days after the date that this Current Report was required to be filed.

(b)    Pro Forma Financial Information.

The Trust will file any required pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date that this Current Report was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: September 13, 2012	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer